Exhibit 1

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Nicandro Durante
2	Reason for the notification
a)	Position/status	Chief Executive
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Transfer of shares from nominee account to Jade Investment Fund, a Person Closely Associated, with no change in beneficial ownership.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	189,259

d)	Aggregated information - Aggregated volume - Price	189,259 £nil
e)	Date of the transaction	2019-03-15
f)	Place of the transaction	Outside a trading venue

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Jade Investment Fund
2	Reason for the notification
a)	Position/status	Person closely associated with a person discharging managerial responsibilities; Nicandro Durante, Chief Executive
b)	Initial notification/Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares as a result of a transfer from Mr Durante’s nominee account, with no change in beneficial ownership.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	189,259

d)	Aggregated information - Aggregated volume - Price	189,259 £nil
e)	Date of the transaction(s)	2019-03-15
f)	Place of the transaction(s)	Outside a trading venue

Name of officer of issuer responsible for making notification: Sophie Kerr Date of notification: 19 March 2019